UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2010

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 8.01	Other Events

Atlas Pipeline Partners, L.P. (the “Partnership”) expects to file a shelf registration statement on Form S-3. In connection with the expected filing, this Form 8-K updates the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on March 5, 2010 (the “Original Report”). The information contained within this Form 8-K regarding the Partnership’s Form 10-K for the year ended December 31, 2009 has been adjusted to reflect the following:

•

On September 16, 2010, the Partnership completed the sale of its Elk City and Sweetwater, Oklahoma natural gas gathering systems. The Partnership has retrospectively adjusted its prior period consolidated financial statements to reflect the amounts related to the operations of Elk City as discontinued operations.

•

The Partnership reclassified equity income in joint venture and gain on asset sale to line items separate from total revenue and other income (loss) net. Additionally, the Partnership reclassified unrecognized economic impact of Chaney Dell and Midkiff/Benedum acquisition, long-lived asset impairment loss and goodwill impairment loss, net of associated non-controlling interest from reconciliation of EBITDA to reconciliation to adjusted EBITDA.

The Partnership has reflected these retrospective adjustments in, and is amending the following portions of, the Original Report: Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk, and Item 8 – Financial Statements and Supplementary Data. All other items of the Original Report remain unchanged, and no attempt has been made to update matters in the Original Report, except to the extent expressly described above. Refer to the Partnership’s quarterly reports on Form 10-Q and current reports on Form 8-K for periods subsequent to December 31, 2009.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of Grant Thornton

99.1	Updated sections to Annual Report on Form 10-K for the year ended December 31, 2009: Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk and Item 8 – Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2010	By:	/S/ ERIC T. KALAMARAS
Eric T. Kalamaras
Chief Financial Officer

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